EXHIBIT 21

            LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION


      The following subsidiaries of Coeur d'Alene Mines Corporation as of December 31, 1998 are wholly owned unless otherwise stated.

 Name of Subsidiary                                 State/Country of Incorporation
 ------------------                                 ------------------------------
Coeur Australia, Inc.                                     Australia
Coeur Rochester, Inc.                                     Delaware
Coeur Bullion Corporation                                 Idaho
Coeur Explorations, inc.                                  Idaho
Coeur Alaska, Inc.                                        Delaware
CDE Chilean Mining Corporation                            Delaware
Callahan Mining Corporation                               Arizona
Gasgoyne Gold Mines NL                                    Australia (50% owned)
Silver Valley Resources Corporation                       Delaware (50% owned)
Compania Minera CDE Fachinal Limitada                     Chile
Compania Minera CDE Petorca                               Chile


      The  following  is  a  list  of  the  subsidiaries  of  Callahan  Mining
Corporation:

                                    State of            Percentage of
 Name of Subsidiary              Incorporation            Ownership
 ------------------              -------------          -------------
Coeur New Zealand, Inc.            Delaware                  100%